EXHIBIT 10.03

Independent Contractor Agreement

This Agreement is entered into as of the 23 day of November, 2009, between Shades Holdings, Inc. ("the Company") and Ron rule ("the Contractor").

1.  Independent Contractor: Subject to the terms and conditions of the Agreement, the Company hereby engages the Contractor as an independent Contractor to perform the services set forth herein, and the Contractor hereby accepts such engagement. The agreement may be modified during the term of the contract with the consent of both parties.

2.  Duties, Term, and Compensation: The Contractor's duties will be as IT Services. The term of service shall be for 1 year, which can be terminated at any time by the company with 15 day notice. Compensation is in the form of a one time stock issuance: 10,000 shares of the company's capital stock.

3.  Expenses: During the term of this agreement, the Contractor shall be responsible for all out of pocket expenses incurred in connection with the performance of the duties hereunder, and as such, not reimbursable.

4.  Conflict of Interest: This contract does not prohibit the Contractor from doing any other work for other parties nor require exclusivity.

5.  Termination: The Company may terminate this agreement at any time with 15 day notice.

6.  Choice of Law: The laws of the state of Florida shall govern the validity of the agreement.

7.  Independent Contractor: This agreement shall not render the Contractor an employee, partner, agent, or joint venture with the Company for any purpose.

8.  Unenforceability of Provisions: If any provision of this Agreement, or any portion thereof, is held to be invalid and unenforceable, then the remainder of this Agreement shall nevertheless remain in full force and effect.

In Witness Whereof the undersigned have executed this Agreement as of the day and year first written above. The parties hereto agree that facsimile or electronic signatures shall be as effective as if originals.

Shades Holdings, Inc.

By:	/s/ Sean Lyons
Name: Sean Lyons
Title: Pres.

Ron rule

By:	/s/ Ron Rule